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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 8, 2006
Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-124944 (Commission File Number)	30-0283143 (IRS Employer Identification No.)
14 Hayward Street Quincy, Massachusetts (Address of principal executive offices)		02171 (Zip Code)

(617) 328-3300
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[
]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[
]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[
]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[
]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

  Indenture and Notes

        On February 8, 2006, Altra Industrial Motion, Inc. (the "Company"), the guarantors party thereto (the "Guarantors"), The Bank of New York, as trustee and paying agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent, entered into an Indenture ("Indenture") pursuant to which the Company issued £33,000,000 aggregate principal amount of 11 1/4% Senior Notes (the "Notes"), having a maturity date of February 15, 2013. The Company used a portion of the proceeds of the offering to consummate the acquisition of Hay Hall Holdings Limited (as described below under Item 2.01).

        The Notes are general unsecured senior obligations of the Company, fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Company's existing and future domestic restricted subsidiaries. Interest on the Notes is payable on February 15 and August 15 of each year (commencing on August 15, 2006). The Company may redeem some or all of the Notes at any time on or after February 15, 2010 at 105.625% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after February 15, 2013, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the date of redemption, provided that the principal amount of any unredeemed Note is not reduced to less than £50,000. In addition, at any time, or from time to time, until February 15, 2009, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture (including any additional notes) at a redemption price of 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the Notes remain outstanding. Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase all or a portion of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        The Indenture contains covenants limiting other indebtedness, dividends, purchases or redemptions of stock, certain investments, liens, transactions with affiliates, dividend and other payment restrictions affecting restricted subsidiaries, issuances and sales of capital stock of subsidiaries, and mergers, consolidations and sales of assets.

        A copy of the Indenture and the Notes are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are hereby incorporated by reference.

  Registration Rights Agreement

        Also on February 8, 2006, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company and the Guarantors have agreed to file a registration statement with respect to an offer to exchange the Notes and the related guarantees for a new issue of substantially identical notes and related guarantees registered under the Securities Act of 1933. Under the Registration Rights Agreement, the Company and the Guarantors agreed to use commercially reasonable efforts to file the registration statement for the exchange offer within 120 days after the issue date of the Notes, use commercially reasonable efforts to cause that registration statement to be declared effective within 210 days after the issue date of the Notes and consummate the exchange offer within 30 business days after the registration statement is declared effective. Under certain circumstances the Company and the Guarantors may also be required to file a shelf registration statement for the resale of the Notes or certain exchange notes and use their best efforts to keep it effective until the earlier of two years after the issue date of the Notes or the time all notes covered by the shelf registration statement have been sold under it. If (A) neither the registration statement for the exchange offer nor the shelf registration statement has been filed on or prior to 120 days after the issue date of the Notes, or notwithstanding the exchange offer has been consummated, a shelf registration statement is required and has not been filed on the date required by the Registration Rights Agreement, (B) neither the registration statement for the exchange offer nor the shelf registration statement has been declared effective within 210 days after the issue date of the Notes, or notwithstanding the exchange offer has been consummated, a shelf registration statement is required and has not been declared effective on or prior to 90 days after it is filed, (C) the Company has not exchanged the exchange notes for all Notes validly tendered in accordance with the terms of the exchange offer on or prior to the 30th business day after the date of effectiveness of the registration statement, or (D) if a required shelf registration statement has been declared effective and ceases to be effective at any time prior to the time the Company and Guarantors are no longer obligated to keep it effective, then Additional Interest (as defined in the Registration Rights Agreement) shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following such event, and such additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period.

        A copy of the Registration Rights Agreement is attached as Exhibits 4.3 to this Form 8-K and is hereby incorporated by reference.

  Amendment to the Existing Indenture

        Also on February 8, 2006, the Company and the Guarantors entered into a Second Supplemental Indenture (the "Supplemental Indenture") amending the Indenture governing the Company's existing 9% senior secured notes due 2011, dated as of November 30, 2004 (the "Existing Indenture"), among the Company, the guarantors party thereto and the trustee thereunder. The Supplemental Indenture amended the Existing Indenture (i) to permit the Company to issue and the Guarantors to guarantee on a senior unsecured basis up to $55 million aggregate principal amount of senior unsecured notes due 2013, (ii) to permit the Company to consummate the Hay Hall Acquisition (including the issuance of Loan Notes (as defined in the "Purchase Agreement" described below under Item 2.01), and (iii) thereafter to permit the transfer of assets between Foreign Restricted Subsidiaries (as defined in the Existing Indenture) in order to allow the Company to consolidate the operations acquired in the Hay Hall Acquisition with the Company's existing operations. The Supplemental Indenture also provides that the Hay Hall Acquisition (including any loan by the Company to one or more of its Restricted Subsidiaries to allow it to pay the Hay Hall Acquisition purchase price) shall not be a Restricted Payment (as defined in the Existing Indenture), the Loan Notes shall not constitute Indebtedness (as defined in the Existing Indenture), and any Liens (as defined in the Existing Indenture) on any account securing obligations under the Loan Notes shall be Permitted Liens (as defined in the Existing Indenture) (and the assets in such account shall not be Collateral (as defined in the Existing Indenture)).

        A copy of the Supplemental Indenture is attached as Exhibits 4.4 to this Form 8-K and is hereby incorporated by reference.

  Amendment to the Credit Agreement

        On January 27, 2006, the Company and the Guarantors entered into a waiver and consent (the "Waiver and Consent"), which became effective February 8, 2006, amending the Credit Agreement, dated as of November 30, 2004 (as amended as of December 30, 2004, January 14, 2005 and January 31, 2005, the "Credit Agreement"), among the Company, the guarantors party thereto and the administrative agent. The Waiver and Consent (i) permits the Hay Hall Acquisition, (ii) upon consummation of the Hay Hall Acquisition, deems Hay Hall Holdings Limited ("Hay Hall") and its subsidiaries to be Unrestricted Subsidiaries (as defined in the Credit Agreement) and excludes the assets of Hay Hall or any of its subsidiaries from the Borrowing Base (as defined in the Credit Agreement), and (iii) excludes the Loan Notes, in an amount up to $6,000,000, from the definition of Indebtedness and excludes the Deferred Cash (as defined in the Credit Agreement) (in an aggregate amount not to exceed $6,000,000) securing the Loan Notes from the definition of Collateral (as defined in the Credit Agreement) and, to the extent deemed to be a Lien (as defined in the Credit Agreement), includes it within the definition of Permitted Lien (as defined in the Credit Agreement). The Waiver and Consent also permitted the Company to offer the Notes and waived the potential default under section 6.1 of the Credit Agreement related to the incurrence of Additional Indebtedness (as defined in the Credit Agreement), so long as the aggregate amount of Indebtedness issued under the Indenture did not exceed £33,000,000 and the Indebtedness was not secured by any assets of any Loan Party (as defined in the Credit Agreement).

Item 2.01    Completion of Acquisition or Disposition of Assets

        On February 10, 2006, the Company consummated the acquisition of the outstanding share capital of Hay Hall Holdings Limited for $50.2 million in cash consideration (the "Hay Hall Acquisition"). The acquisition was consummated pursuant to a Share Purchase Agreement, dated as of November 7, 2005 (the "Purchase Agreement"), by and among the Company and the shareholders of Hay Hall, Roger Burdett and Philip Baldrey, as amended by the Deed of Amendment in respect of Share Purchase Agreement, dated as of January 19, 2006, between Altra Industrial Motion, Inc., Roger Burdett and Philip Baldrey. The source of the funds for the Hay Hall Acquisition was the issuance of the Notes. Hay Hall is a UK-based holding company that is focused primarily on the manufacture of couplings and clutch brakes.

        Copies of the Purchase Agreement and the Deed of Amendment are attached as Exhibits 2.1 and 2.2, respectively, to this Form 8-K and are hereby incorporated by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The section "Indenture and Notes" in Item 1.01 above is incorporated by reference herein as if stated in its entirety under this Item 2.03.

Item 3.03    Material Modification to Rights of Security Holders

        The section "Amendment to the Existing Indenture" in Item 1.01 above is incorporated by reference herein as if stated in its entirety under this Item 3.03.

Item 9.01    Financial Statements and Exhibits

        In connection with the Hay Hall Acquisition, the pro forma financial information of Hay Hall and the Company and the financial statements of Hay Hall are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA INDUSTRIAL MOTION, INC.
/s/ MICHAEL L. HURT Name: Michael L. Hurt Title: Chief Executive Officer

Date: February 14, 2006

Exhibits

Exhibit 2.1	Share Purchase Agreement, dated as of November 7, 2005, by and among Altra Industrial Motion, Inc., Roger Burdett and Philip Baldrey.
Exhibit 2.2	Deed of Amendment in respect of Share Purchase Agreement, dated as of January 19, 2006, between Altra Industrial Motion, Inc., Roger Burdett and Philip Baldrey.
Exhibit 4.1
Indenture, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto, The Bank of New York, as trustee and paying agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent.
Exhibit 4.2	11 1/4% Senior Notes due 2013.
Exhibit 4.3	Registration Rights Agreement, dated as of February 8, 2006, among the Company, the guarantors and Jefferies & Company, Inc. and Jefferies International Limited, as initial purchasers.
Exhibit 4.4	Second Supplemental Indenture, dated as of February 8, 2006, among the Company, the guarantors and The Bank of New York Trust Company, N.A., as trustee.
Exhibit 99.1	Pro Forma Financial Information of Hay Hall and the Company.
Exhibit 99.2	Financial Statements of Hay Hall.

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.01 Completion of Acquisition or Disposition of Assets
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 3.03 Material Modification to Rights of Security Holders
  Item 9.01 Financial Statements and Exhibits
SIGNATURES